KEY TECHNOLOGY, INC. The NASDAQ Global Market (KTEC) INVESTOR FORUM PRESENTATION Q2-FY2014 Presented on April 24, 2014 Live in New York (Slides 6, 7 and 8 revised on May 5, 2014) 1

Statement of Operations — 3 MONTHS ENDED MARCH 31, 2014 2013 Orders $25.5M $32.7M Backlog $30.8M $50.1M Revenue $31.6M $35.5M Gross Margin 32.5% * 36.1% Operating Expense $11.2M ** $10.0M Net Income (Loss) ($0.7M) $2.1M Earnings (Loss) Per Share ($0.11) $0.38 (in millions, except per share data) * Gross Margin includes 1% impact for Fair Value Adjustment related to acquired inventory ** Includes accrual for litigation settlement; in addition, R&D expense increased due to costs for field testing of new developments 6

Statement of Operations — 6 MONTHS ENDED MARCH 31, 2014 2013 Orders $59.6M $70.8M Backlog $30.8M $50.1M Revenue $54.3M $55.3M Gross Margin 30.3% 34.9% Operating Expense $21.3M $17.7M Net Income (Loss) ($3.3M) $1.3M Earnings (Loss) Per Share ($0.53) $0.23 (in millions, except per share data) 7

Selected Balance Sheet Items — 3/31/14 9/30/13 Cash $13.4M $17.6M A/R $13.0M $17.7M Inventory $31.4M $27.9M Total Current Assets $67.5M $72.6M Total Current Liabilities $27.9M $30.2M Short-Term Debt $0.8M $0.9M Long-Term Debt $5.2M $5.6M Total Equity $70.6M $73.1M Working Capital $39.7M $42.3M (in millions) 8